Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  April 29, 2015

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2015 of $1.6 million, an improvement of $0.1 million, or 8%, compared to $1.5 million for the first quarter of 2014.  Net interest income growth, along with a  lower provision for loan losses, more than offset the non-interest expenses increase,  when compared to the prior year first quarter.  Earnings per share on a diluted basis for the quarter were $0.63 and $0.61 for the three months ended March 31, 2015 and 2014, respectively.

“Fidelity’s strong first quarter financial results set the stage for a successful 2015,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The growth in earnings and core deposits, strong mortgage loan originations, and improved asset quality are the highlights for the first quarter.  I attribute the continued improvement to each and every Fidelity Banker’s commitment to provide value through a customer-centric approach.”

Net interest income increased $312 thousand, or 6%, to $5.6 million for the quarter ended March 31, 2015, from $5.3 million recorded during the first quarter of 2014.  Net interest income earned was  higher, despite the 19 basis point decline in yield on interest earning assets outpacing the 7 basis point savings on rates of interest-bearing liabilities.  Additional revenue from a $36 million and $5 million larger average balance loan and investment portfolio, respectively, pushed interest income up by $302 thousand.  The Company also experienced lower interest costs, due primarily from a  $6 million lower debt level and the continued lower repricing of certificates-of-deposits.  This more than offset the added interest expense from $33 million and $27 million growth in money market and interest-bearing checking account balances, respectively, netting to an $11 thousand interest expense savings. Cost of funds further declined 5 basis points from these interest savings plus the $5 million growth in average non-interest bearing deposits.    The earning asset growth at lower yields pressured spread lower, but was moderated by interest cost savings, which reduced net interest margin by 15 basis points to 3.64%  for the first quarter of 2015, compared to 3.79%  for the same 2014 quarter.

A provision for loan losses of $150 thousand was recorded during the first quarter of 2015 compared to $300 thousand required for the same 2014 period. The provision for loan losses funded the allowance for loan losses for the loan growth experienced during the quarter.  Improved asset quality allowed for the overall reduction in provision for loan losses compared to last year’s first quarter.  The allowance for loan losses was 1.77% of total loans at March 31, 2015 compared to the 1.84%  of total loans at March 31, 2014.

Total other income recorded for the quarters ended March 31, 2015 and 2014 was $1.7 million.    Revenue growth occurred with a $101 thousand increase in gains from loans sold, increases of $59 thousand from loan service charges, $53 thousand in fiduciary fees and $12 thousand net loan servicing fees recognized during the first quarter of 2015, more than offset the $205 thousand fewer gains from the sale of securities recognized compared to the first quarter of 2014.

Total other operating expense increased $302 thousand, or 6%, to $5.1 million from $4.8 million for the quarters ended March 31, 2015 and 2014, respectively.  The other operating expenses primarily increased from $177 thousand more salary and employee benefits plus increases of $55 thousand from advertising and marketing, $34 thousand in additional foreclosed asset expenses,  $24 thousand on added equipment depreciation and $20 thousand in professional expenses incurred during the 2015 period.

The Company’s assets increased $26.0 million to total $702.5 million at March 31, 2015 compared to $676.5 million of total assets at December 31, 2014.    This asset growth resulted from $4.2 million added loans and leases and $28.6 million in securities; funded from utilizing $6.9 million in cash plus the $10.3 million increase in interest-bearing deposits, $4.5 million additional non-interest-bearing deposits and $9.8 million more short-term borrowings with repurchase agreement customers, plus a $1.3 million increase in shareholders’ equity.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania.  The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.    The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by banking regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatility in the securities markets;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	March 31, 2015	December 31, 2014
Assets
Total cash and cash equivalents	$18,983	$25,851
Investment securities	126,481	97,896
Federal Home Loan Bank Stock	1,291	1,306
Loans and leases	520,855	516,661
Allowance for loan losses	(9,208)	(9,173)
Premises and equipment, net	14,931	14,846
Life insurance cash surrender value	10,825	10,741
Other assets	18,349	18,357

Total assets	$702,507	$676,485

Liabilities
Non-interest-bearing deposits	$133,846	$129,370
Interest-bearing deposits	467,896	457,574
Total deposits	601,742	586,944
Short-term borrowings	13,773	3,969
Long-term debt	10,000	10,000
Other liabilities	3,470	3,353
Total liabilities	628,985	604,266

Shareholders' equity	73,522	72,219

Total liabilities and shareholders' equity	$702,507	$676,485

Average Year-To-Date Balances:	March 31, 2015	December 31, 2014
Assets
Total cash and cash equivalents	$38,192	$22,857
Investment securities	109,588	109,166
Loans and leases, net	507,185	486,552
Premises and equipment, net	14,929	14,271
Other assets	28,861	28,013

Total assets	$698,755	$660,859

Liabilities
Non-interest-bearing deposits	$132,327	$131,691
Interest-bearing deposits	463,849	425,517
Total deposits	596,176	557,208
Short-term borrowings and long-term debt	25,794	29,949
Other liabilities	3,811	4,075
Total liabilities	625,781	591,232

Shareholders' equity	72,974	69,627

Total liabilities and shareholders' equity	$698,755	$660,859

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended
	Mar. 31, 2015	Mar. 31, 2014
Interest income
Loans and leases	$5,638	$5,407
Securities and other	666	595

Total interest income	6,304	6,002

Interest expense
Deposits	557	489
Borrowings and debt	140	218

Total interest expense	697	707

Net interest income	5,607	5,295

Provision for loan losses	(150)	(300)
Other income	1,750	1,738
Other expenses	(5,087)	(4,785)
Provision for income taxes	(547)	(492)
Net income	$1,573	$1,456

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Interest income
Loans and leases	$5,638	$5,749	$5,656	$5,524	$5,407
Securities and other	666	653	639	621	595

Total interest income	6,304	6,402	6,295	6,145	6,002

Interest expense
Deposits	557	541	507	498	489
Borrowings and debt	140	218	223	223	218

Total interest expense	697	759	730	721	707

Net interest income	5,607	5,643	5,565	5,424	5,295

Provision for loan losses	(150)	(250)	(210)	(300)	(300)
Other income	1,750	2,047	1,748	1,821	1,738
Other expenses	(5,087)	(5,247)	(4,910)	(4,761)	(4,785)
Provision for income taxes	(547)	(555)	(562)	(557)	(492)
Net income	$1,573	$1,638	$1,631	$1,627	$1,456

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Assets
Total cash and cash equivalents	$18,983	$25,851	$19,685	$14,439	$32,099
Investment securities	126,481	97,896	114,425	102,699	102,213
Federal Home Loan Bank Stock	1,291	1,306	2,282	2,954	2,176
Loans and leases	520,855	516,661	503,453	497,133	484,015
Allowance for loan losses	(9,208)	(9,173)	(9,277)	(9,029)	(8,899)
Premises and equipment, net	14,931	14,846	14,590	14,341	14,410
Life insurance cash surrender value	10,825	10,741	10,654	10,569	10,485
Other assets	18,349	18,357	18,073	17,200	17,930

Total assets	$702,507	$676,485	$673,885	$650,306	$654,429

Liabilities
Non-interest-bearing deposits	$133,846	$129,370	$134,943	$126,008	$132,096
Interest-bearing deposits	467,896	457,574	436,925	412,495	422,670
Total deposits	601,742	586,944	571,868	538,503	554,766
Short-term borrowings	13,773	3,969	11,225	21,872	12,327
Long-term debt	10,000	10,000	16,000	16,000	16,000
Other liabilities	3,470	3,353	3,734	4,005	3,487
Total liabilities	628,985	604,266	602,827	580,380	586,580

Shareholders' equity	73,522	72,219	71,058	69,926	67,849

Total liabilities and shareholders' equity	$702,507	$676,485	$673,885	$650,306	$654,429

Average Quarterly Balances:	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Assets
Total cash and cash equivalents	$38,192	$31,377	$15,766	$19,461	$24,831
Investment securities	109,588	115,934	111,335	106,034	103,197
Loans and leases, net	507,185	500,985	490,712	482,406	471,738
Premises and equipment, net	14,929	14,540	14,432	14,428	13,674
Other assets	28,861	29,142	28,142	27,098	27,651

Total assets	$698,755	$691,978	$660,387	$649,427	$641,091

Liabilities
Non-interest-bearing deposits	$132,327	$138,644	$131,201	$129,069	$127,736
Interest-bearing deposits	463,849	451,632	424,256	415,555	410,185
Total deposits	596,176	590,276	555,457	544,624	537,921
Short-term borrowings and long-term debt	25,794	25,391	30,071	31,907	32,503
Other liabilities	3,811	4,467	4,285	3,942	3,595
Total liabilities	625,781	620,134	589,813	580,473	574,019

Shareholders' equity	72,974	71,844	70,574	68,954	67,072

Total liabilities and shareholders' equity	$698,755	$691,978	$660,387	$649,427	$641,091

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Selected returns and financial ratios
Basic earnings per share	$0.65	$0.67	$0.68	$0.67	$0.61
Diluted earnings per share	$0.63	$0.67	$0.67	$0.67	$0.61
Dividends per share	$0.25	$0.35	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.08%	4.12%	4.25%	4.27%	4.27%
Cost of interest-bearing liabilities	0.58%	0.63%	0.64%	0.65%	0.65%
Net interest spread	3.50%	3.49%	3.61%	3.62%	3.62%
Net interest margin	3.64%	3.65%	3.78%	3.79%	3.79%
Return on average assets	0.91%	0.94%	0.98%	1.01%	0.92%
Return on average equity	8.74%	9.04%	9.17%	9.47%	8.80%
Efficiency ratio	66.86%	62.48%	64.92%	64.68%	67.89%
Expense ratio	1.93%	1.74%	1.90%	1.87%	2.06%

Other financial data	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Book value per share	$30.13	$29.75	$29.37	$28.90	$28.13
Equity to assets	10.47%	10.68%	10.54%	10.75%	10.37%
Allowance for loan losses to:
Total loans	1.77%	1.78%	1.84%	1.82%	1.84%
Non-accrual loans	2.41x	2.18x	2.07x	2.22x	2.40x
Non-accrual loans to total loans	0.73%	0.82%	0.89%	0.82%	0.77%
Non-performing assets to total assets	1.15%	1.18%	1.09%	1.08%	1.07%